As filed with the Securities and Exchange Commission on June 7, 2002
                                                      Registration No. 333-89786


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   -----------
                               Amendment No. 1 to

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------

                    ASSOCIATED AUTOMOTIVE GROUP INCORPORATED
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)

              Florida                                    65-0816177
              -------                                    ----------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

                           2600 South Federal Highway
                             Delray Beach, FL 33483
                    (Address of Principal Executive Offices)

                                   ----------
                 BUSINESS CONSULTING AGREEMENT WITH DAVID MAYER
                              (full title of plan)
                                   -----------

                    Barry Tenzer, Chairman, President and CEO
                           2600 South Federal Highway
                             Delray Beach, FL 33483
                                 (561) 279-8700
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                             Brian A. Pearlman, Esq.
                              Atlas Pearlman, P.A.
                     350 East Las Olas Boulevard, Suite 1700
                            Fort Lauderdale, FL 33301

------------------------- -------------------- ------------------------- ------------------------- -------------------
                                                   Proposed maximum          Proposed Maximum
 Title of securities to      Amount to be         offering price per             aggregate              Amount of
     be registered            registered               share(1)               offering price        registration fee
------------------------- -------------------- ------------------------- ------------------------- -------------------

 Common Stock, $.0001          300,000                 $2.00                    $600,000                $55.20(2)
       par value

------------------------- -------------------- ------------------------- ------------------------- -------------------

(1) Calculated in accordance with Rule 457(c) based upon the average of the closing bid and asked prices on June 6, 2002.

(2)      Amount previously paid.

PROSPECTUS


                    ASSOCIATED AUTOMOTIVE GROUP INCORPORATED

                         300,000 Shares of Common Stock


         This Prospectus forms a part of a registration statement which registers an aggregate of 300,000 shares of common stock that are collectively referred to as the "Shares" of Associated Automotive Group Incorporated (the "Company," "we," "us," or "our"). The Shares have been issued to David Mayer pursuant to an individual business consulting agreement dated November 1, 2001. Mr. Mayer is sometimes referred to as the "selling security holder."

         The selling security holders may sell all or a portion of the Shares from time to time in the Nasdaq SmallCap Market, in negotiated transactions, directly or through brokers or otherwise, and at market prices prevailing at the time of such sales or at negotiated prices. We will not receive any proceeds from sales by the selling security holder.

         No person has been authorized by us to give any information or to make any representation other than as contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any distribution of the Shares shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.

                                  -------------

         These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                  -------------

         This prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

                                 --------------

         SEE "RISKS OF INVESTING IN OUR SHARES" COMMENCING ON PAGE 4 OF THIS PROSPECTUS.



                   The date of this prospectus is June 6, 2002

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

         We have filed with the Commission a registration statement on Form S-8 under the Securities Act of 1933, as amended, covering the Shares. This prospectus, which comprises Part I of the registration statement, omits certain information contained in the registration statement. For further information with respect to us and the Shares offered by this prospectus, reference is made to the entire registration statement, including the exhibits thereto. Statements in this prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the registration statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of the exhibit or other document to which reference is hereby made, for a full statement of the provisions thereof. A copy of the registration statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge or at the Commission's website at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by us with the Commission are incorporated herein by reference and made a part hereof:

         o        Revised Proxy Statement, as filed on December 3, 2001.

         o        Current Report on Form 8-K/A, as filed on February 6, 2002.

         o Annual Report on Form 10-KSB for the year ended December 31, 2001, as filed on April 16, 2002

         o Quarterly Report on Form 10-QSB for the three month period ended March 31, 2002, as filed on May 20, 2002.

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Associated Automotive Group Incorporated, 2600 South Federal Highway, Delray Beach, FL 33483.

                                   THE COMPANY

         Associated Automotive Group Incorporated (previously known as Uniservice Corporation) was incorporated in the State of Florida in 1997 as a holding company to acquire the licensee of KFC Restaurants in Chile. The Company owned and operated through a 99% owned subsidiary approximately 30 KFC Restaurants in Chile from the date of its initial public offering (August 1998) until January 9, 2002. Due to the disappointing performance of Uniservice Corporation's common stock in the marketplace and the disappointing results of its operations in Chile, the Company made a decision to change its line of business and business plan. Effective January 9, 2002 and pursuant to a Special Meeting of its Shareholders on December 14, 2001, the Company disposed of its Chilean operating subsidiaries and acquired Associated Automotive Group, Inc. in exchange of 9,367,822 shares of its common stock. Pursuant to the terms of a Share Exchange Agreement with Associated Automotive Group, Inc., the Company changed its name from Uniservice Corporation to Associated Automotive Group Incorporated.

         The Company's current operating subsidiary, Associated Automotive Group, Inc., a Nevada company, was formed as a holding company in July 2001 to own and operate various dealerships, accessory and other automotive businesses expected to be acquired or established. The Company believes Associated Automotive Group, Inc. ("AAG") is the first business to focus nationally on the exotic and high line segment of the retail automotive industry and automotive finance business of luxury automobiles. AAG operates a dealership in Delray Beach, Florida, through its wholly-owned subsidiary, Motorcars of South Florida, Inc. The Company's new strategy is to become the leading operator of dealerships in this segment through acquisitions in strategically identified markets and to develop and grow its luxury automotive finance business and other complimentary business operations.

         Pursuant to a Stock Purchase Agreement dated January 22, 2002, effective January 9, 2002, AAG acquired from Doron Sauer all of the issued and outstanding shares of C&K Auto Imports. Inc. C&K owns a high-line automobile dealership in Hasbrook Heights, New Jersey, that services the greater New York City Metropolitan area. C&K also owns a high-line automobile wholesale operation and service facility located in Leonia, New Jersey.

         Consideration for the transaction consisted of $500,000 cash and the issuance of 750,000 shares of the Company's common stock. In connection with the acquisition, Mr. Sauer, who was not affiliated with AAG prior to the acquisition, agreed to be employed by C&K as president and to become a director of the Company. In determining the amount of consideration, AAG considered the operating history of C&K as well as the fact that C&K provides the Company with immediate vertical integration and strategic expansion into the New York City metropolitan area.

         Or common stock and common stock purchase warrants currently trade on the Nasdaq SmallCap Market under the symbols AAGI and AAGIW, respectively.

         Our executive offices are located at 2600 South Federal Highway, Delray Beach, Florida 33483, and our telephone number is (561) 279-8700.

                        RISKS OF INVESTING IN OUR SHARES

         In addition to the other information in this prospectus, the following factors should be considered in evaluating our company and our business.

RISKS RELATING TO THE RECENT SHARE EXCHANGE

We may not realize the anticipated benefits of the share exchange and we have
-----------------------------------------------------------------------------
sold our assets to a related party.
-----------------------------------

         As a condition of the share exchange, we sold all of our assets which included our KFC restaurant operations. Ricardo Vilensky, the purchaser, was our majority shareholder, chairman and chief executive officer. Mr. Vilensky is not withdrawing from the restaurant business. Our decision to withdraw from the KFC restaurant business may be premature. Economic conditions change quickly, and AAG's business plan may never be realized. It is possible that we have decided to sell our assets to a related party at the bottom of the economic cycle for fast food restaurants in Chile while investing in an automotive company at the top of the market.

         Nevertheless, our board of directors believed that selling our KFC business operations and implementing AAG's business will permit the combined companies to achieve a greater level of success than is possible with the KFC business. However, there can be no assurance that, following the share exchange, AAG will ever achieve a greater level of success.

Even following the share exchange we may be exposed to liabilities resulting
----------------------------------------------------------------------------
from our KFC operations.
------------------------

         As a condition to the share exchange with AAG, we disposed of all of our assets. Even though we disposed of all KFC operations, there can be no assurance that Tricon Restaurants International or other third parties will not make claims against us for actions taken by our former Chilean subsidiaries.

RISK FACTORS RELATING TO AAG'S BUSINESS

AAG may be unable to successfully complete the expansion of its business that it
--------------------------------------------------------------------------------
is currently contemplating.
---------------------------

         AAG's business plan contemplates a significant expansion of the scope of its activities and the services it offers by acquiring additional automotive dealerships and complementary products. In addition, AAG intends to expand the services it offers to its existing clients. There can be no assurance that AAG will be able to expand its operations successfully. Expansion of AAG's operations will be dependent upon, among other things, its ability to hire and retain additional skilled management and qualified sales representatives and other personnel, successfully manage growth (including monitoring operations, controlling costs and implementing effective operating procedures) and the availability of additional financing, if required.

The automobile industry is highly susceptible to industry, economic and market
------------------------------------------------------------------------------
factors.
--------

         The automotive industry is subject to numerous risks, the incurrence of losses from depreciation of the value of owned assets, customer inability to satisfy commitments (such as lease or other purchase obligations), customer fraud, employee misconduct and errors, and litigation. AAG is directly affected by national and international economic and political conditions generally and in particular those affecting the automobile and exotic car industry, such as recession, inflation, the level of interest rates, discretionary income available for investment and the availability of credit. Any or all of these conditions could have a significant impact on AAG's operations and exacerbate the risks inherent in its business. There can be no assurance that industry, economic, market or other factors, which AAG has no control over, will not result in significant fluctuations in operating results from period to period or otherwise have a material adverse effect.

         In addition to the foregoing, as a result of the acts of terrorism on September 11, 2001 in New York, Washington and Pennsylvania, significant uncertainty exists with respect to the overall economy and our business, in particular. Further, these acts have placed the worldwide financial markets under enormous pressure and scrutiny.

The automotive industry is characterized by intense competition.
----------------------------------------------------------------

         AAG faces competition in all aspects of its business and competes directly with numerous other automotive firms, a significant number of which offer their customers a broader range of products and services, have substantially greater financial, personnel, marketing, research and other resources, have greater operating efficiencies, and have established reputations relating to product offerings and customer service. There can be no assurance that AAG will be able to compete successfully.

                           FORWARD-LOOKING STATEMENTS

         Certain important factors may affect our actual results and could cause those results to differ materially from any forward-looking statements made in this prospectus or that are otherwise made by us or on our behalf. "Forward-looking statements" are not based on historical facts and are typically phrased using words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" and similar expressions or variations.

                         BUSINESS CONSULTING AGREEMENTS

Business Consulting Agreement with David Mayer

         On November 1, 2001, AAG entered into a business consulting agreement with David Mayer. The agreement provides that as consideration for services rendered and to be rendered to AAG by Mr. Mayer, AAG issue 56,434 shares of its common stock to Mr. Mayer. The agreement provides that AAG file a registration statement covering Mr. Mayer's shares. Pursuant to the terms of our share exchange agreement with AAG, we have agreed to assume the obligations of AAG under the business consulting agreement. As such, we issued Mr. Mayer 100,000 shares of our common stock (reflecting the conversion ratio under the share exchange agreement). In January 2002, Mr. Mayer acquired an additional 200,000 shares in consideration for services rendered and to be rendered to our company.

                        SALES BY SELLING SECURITY HOLDERS

         The following table sets forth

         o        the name of the selling security holders,

         o the amount of shares of common stock owned beneficially, directly or indirectly, by the selling security holders,

         o the maximum amount of shares of common stock to be offered by the selling security holders,

         o the amount of common stock to be owned by the selling security holders following sale of the shares of common stock, and

         o the percentage of shares of common stock to be owned by the selling security holders following completion of such offering.

         Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days through the conversion or exercise of any security or other right.

         We may amend or supplement this prospectus from time to time to update the disclosure set forth in the table. Because the selling security holders identified in the table may sell some or all of the Shares owned by him which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, no estimate can be given as to the number of Shares available for resale hereby that will be held by the selling security holders upon termination of the offering made hereby. We have therefore assumed, for the purposes of the following table, that the selling security holders will sell all of the Shares owned by him which are being offered hereby.

                                                                                                   Percentage
                                                                            Shares to be           to be Owned
Name of Selling                     Number of             Shares to          Owned After              After
Security holders                  Shares Owned           be Offered           Offering               Offering
----------------                  ------------           ----------         ------------           -----------

David Mayer                          300,000               300,000              -0-                    N/A

                              PLAN OF DISTRIBUTION

         The Shares covered by this prospectus may be resold and distributed from time to time by the selling security holders in one or more transactions, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of securities.

         The selling security holders may sell Shares in one or more of the following methods, which may include crosses or block transactions:

         o through the Nasdaq SmallCap Market or on such exchanges or over-the-counter markets on which our shares may be listed from time-to-time, in transactions which may include special offerings, exchange distributions and/or secondary distributions, pursuant to and in accordance with the rules of such exchanges, including sales to underwriters who acquire the shares for their own account and resell them in one or more transactions or through brokers, acting as principal or agent;

         o in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value by any selling security holders to its partners or members, subject to rules relating to sales by affiliates;

         o through the issuance of securities by issuers other than us, convertible into, exchangeable for, or payable in our shares; or

         o through the writing of options on our shares, whether or not such options are listed on an exchange, or other transactions requiring delivery of our shares, or the delivery of our shares to close out a short position.

Any such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

         In making sales, brokers or dealers used by the selling security holders may arrange for other brokers or dealers to participate. Any selling security holders that is an affiliate of Associated and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation. Information as to whether an underwriter(s) who may be selected by the selling security holders, or any other broker-dealer, is acting as principal or agent for the selling security holders, the compensation to be received by underwriters who may be selected by the selling security holders, or any broker-dealer, acting as principal or agent for the selling security holders and the compensation to be received by other broker-dealers, in the event the compensation of other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including the supplement, if any, to any person who purchases any of the shares from or through a dealer or broker.

         In connection with distributions of the Shares or otherwise, the selling security holders may enter into hedging transactions with broker-dealers. In connection with the transactions, broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with the selling security holders. The selling security holders may also sell shares short and deliver the Shares to close out the positions. The selling security holders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares, which the broker-dealer may resell under this prospectus. The selling security holders may also pledge the Shares to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged Shares under this prospectus.

         We have advised the selling security holders that, at the time a resale of the Shares is made by or on behalf of the selling security holders, a copy of this prospectus is to be delivered.

         We have also advised the selling security holders that during the time as he may be engaged in a distribution of the shares included herein he is required to comply with Regulation M of the Exchange Act. With certain exceptions, Regulation M precludes the selling security holders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with the distribution of that security.

         Sales of securities by us and the selling security holders or even the potential of these sales may have an adverse effect on the market price for shares of our common stock.

                            DESCRIPTION OF SECURITIES

         At May 24, 2002, we have authorized 87,000,000 shares of par value $0.0001 capital stock, with 12,722,822 shares of class A common stock issued and outstanding. Additionally, we have authorized 5,000,000 shares of preferred stock, with no shares issued and outstanding.

Common Stock

         We are authorized to issue 80,000,000 shares of class A common stock and 2,000,000 shares of class B common stock. There are currently no shares of class B common stock outstanding and we do not intend to issue class B shares in the future. The holders of class A common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The holders of common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to common stock. All of the outstanding shares of common stock are, and the shares of common stock offered hereby, will be duly authorized, validly issued, fully paid and nonassessable.

Common Stock Purchase Warrants

         We have outstanding 1,610,000 publicly trading common stock purchase warrants. Each warrant entitles the holder to purchase until August 2, 2003, one share of our class A common stock at an exercise price of $4.00.

Preferred Stock

         We have authorized 5,000,000 shares of preferred stock. Our preferred stock may be issued in one or more series. The title and designations of our preferred stock is determined by our board of directors in a corporate resolution. Each series of our preferred stock will have voting rights, if any, preferences, and other rights as determined by our board of directors. Qualifications, limitations or restrictions may also be placed on a series of our preferred stock if stated in resolutions of our board of directors adopted before the issuance a series of our preferred stock.

Transfer Agent

         The Transfer Agent for our shares of common stock is Computershare Investor Services, Denver, Colorado.

                                     EXPERTS

         The consolidated financial statements of Associated Automotive Group Incorporated and subsidiaries for the year ended December 31, 2001, included in our Annual Report on Form 10-KSB for the year ended December 31, 2001, incorporated by reference in this Prospectus, have been audited by Spear, Safer, Harmon & Co., independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

         The financial statements of Motor Cars of South Florida, Inc. for the year ended December 31, 2000, included in our Revised Proxy as filed with the SEC on December 3, 2001, incorporated by reference in this Prospectus, have been audited by Goldstein, Schechter, Price, Lucas, Horwitz & Co., P.A., independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

         The financial statements of C&K Auto Imports, Inc., included in our Current Report on Form 8-K/A as filed with the SEC on February 6, 2002, incorporated by reference in this Prospectus, have been audited by Golf & Wrobleski CPA's, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Florida Business Corporation Act (the "Corporation Act") permits the indemnification of directors, employees, officers and agents of Florida corporations. Our Articles of Incorporation (the "Articles") and Bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by the Corporation Act.

         The provisions of the Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws.

         The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or persons in control pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference
-------  ---------------------------------------

         The documents listed below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

         The following documents filed by us with the Commission are incorporated herein by reference and made a part hereof:

         o        Revised Proxy Statement, as filed on December 3, 2001.

         o        Current Report on Form 8-K/A, as filed on February 6, 2002.

         o Annual Report on Form 10-KSB for the year ended December 31, 2001, as filed on April 16, 2001.

         o Quarterly Report on Form 10-QSB for the three month period ended March 31, 2002, as filed on May 20, 2002.

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Associated Automotive Group Incorporated, 2600 South Federal Highway, Delray Beach, FL 33483.

ITEM 4.  Description of Securities
-------  -------------------------

         A description of Associated's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

ITEM 5.  Interests of Named Experts and Counsel
------   --------------------------------------

         None.

ITEM 6.  Indemnification of Directors and Officers
-------  -----------------------------------------

         We may agree to the terms and conditions upon which any director, officer, employee or agent accepts an office or position with the Company and in our By-laws, by contract or in any other manner we may agree to indemnify and protect our directors, officers, employees or agents, or any person who serves at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by the corporate laws of the State of Indiana (including, without limitation, the statutes, case law and principles of equity). If the laws (including without limitation, the statutes, case law or principles of equity, as the case may be) of the State of Indiana are amended or changed to permit or authorize broader rights of indemnification to any of the persons referred to in the immediately preceding sentence, then we shall be automatically authorized to agree to indemnify such respective persons to the fullest extent permitted or authorized by such law, as so amended or changed, without the need for amendment or modification of our Articles of Incorporation and without further action by our Directors or stockholders.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.

ITEM 7.  Exemption From Registration Claimed
-------  -----------------------------------

         Inasmuch as the recipient of the Shares is knowledgeable and sophisticated, and had access to relevant information pertaining to the Company and had the ability to fend for himself, the issuance was exempt from registration under the Securities Act of 1933 by reason of Section 4(2) of that act.

ITEM 8.  Exhibits
-------  --------

          5.1     Opinion and consent of Atlas Pearlman, P.A. [includes
                  Exhibit 23.1] *

         10.1     Business Consulting Agreement with David Mayer*

         23.2     Consents of Independent Certified Public Accountants*

* Filed herein

ITEM 9.  Undertakings
-------  ------------

      1. To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

         (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act against such liabilities (other than the payment by the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant pursuant to the requirements of the Securities Act of 1933, as amended, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Delray Beach, Florida, on the 7th day of June, 2002.

                                              ASSOCIATED AUTOMOTIVE GROUP
                                              INCORPORATED


                                              By: /s/ Barry Tenzer
                                                  ------------------------------
                                              Name: Barry Tenzer
                                              Title: Chief Executive Officer
                                                     and Chairman of the Board


         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                         Title                                Date
         ---------                         -----                                ----

/s/ Barry Tenzer                   Chief Executive Officer and               June 7, 2002
---------------------------        Chairman of the Board
Barry Tenzer

/s/ David Jacoby                   Vice President, Chief                     June 7, 2002
---------------------------        Financial Officer and Director
David Jacoby

                                   Vice President and Director               June 7, 2002
---------------------------
Doron Sauer

/s/ William Weisman                Director                                  June 7, 2002
---------------------------
William Weisman

                                  EXHIBIT LIST




Exhibit No.     Description
----------      -----------


   5.1          Opinion and consent of Atlas Pearlman, P.A. [includes
                Exhibit 23.1]

  10.1          Business Consulting Agreement with David Mayer

  23.2          Consents of Independent Certified Public Accountants